UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): December 17, 2018

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

813-849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 15, 2019, the compensation committee of our board of directors awarded our chief executive officer, Paresh Patel, 40,000 restricted common shares and options to purchase 110,000 of our common shares at an exercise price of $53 per share. Both the restricted shares and the options vest in equal annual installments over four years, so long as Mr. Patel remains employed by the company. The options will expire on January 15, 2029. The awards were made pursuant to the HCI Group, Inc. 2012 Omnibus Incentive Plan, as amended.

In the opinion of the compensation committee, a combination of restricted shares and stock purchase options vesting over four years best aligned Mr. Patel’s equity compensation with the long-term success of the company and shareholder returns.

The foregoing summary of the equity awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of restricted stock award contract and the nonqualified stock option agreement appearing respectively as exhibit 99.1 and 99.2 to this Form 8-K.

Item 5.02	Compensatory Arrangements of Certain Officers

The matters discussed in Item 1.01 are hereby incorporated into this Item 5.02.

On December 17, 2018, our compensation committee awarded cash bonuses to certain of our executives, including “named executive officers,” as set forth below.

Name and office	Cash Bonus
Mark Harmsworth, chief financial officer	$100,000
Anthony Saravanos, president—real estate division	$100,000
Karin Coleman, executive vice president	$100,000
Andrew L. Graham, general counsel	$100,000

Item 9.01	Exhibits

Exhibit 99.1	Restricted Stock Award Contract

Exhibit 99.2	Nonqualified Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 21, 2019.

HCI GROUP, INC.

BY:	/s/ James Mark Harmsworth
Name:	James Mark Harmsworth
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.